UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2015

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

                                           Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02     Compensatory Arrangements of Certain Officers.

Appointment of New Director

On September 30, 2015, the Board of Directors of Ethan Allen Interiors Inc.’s (the “Company”) issued a press release announcing the election of Tara I. Stacom, 57, as an independent director of the Company. The Company will also nominate Ms. Stacom as an independent director at the Company's upcoming annual meeting of stockholders. Ms. Stacom has served as an Executive Vice Chairman at Cushman & Wakefield, a worldwide commercial real estate firm since 2013, and has served in various capacities at Cushman & Wakefield since 1981. Ms. Stacom will receive a standard director compensation package that has been described in the Company’s form DEF 14A filed with the SEC on October 8, 2014 under the section entitled “Director Compensation”, and is incorporated herein by reference into this item 5.02.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Approval of 2015 Employment Agreement

As of September 29, 2015, the Company’s Compensation Committee approved and the independent members of the Company's Board of Directors ratified, subject to Stockholder approval of the incentive components at the 2015 annual meeting, the terms of the a new employment agreement, dated as of October 1, 2015 and effective as of July 1, 2015, between the Company and Mr. Kathwari (the "2015 Employment Agreement"). Pursuant to the 2015 Employment Agreement the Company agreed to continue to employ Mr. Kathwari and Mr. Kathwari agreed to remain as Chairman, President and Principal Executive Officer of the Company and Ethan Allen Global, Inc., for a period of approximately five years, with two automatic one-year extensions commencing on each of July 1, 2021 and July 1, 2022 (each a “New Anniversary Date”) unless notice of non-renewal is given by either Mr. Kathwari or the Company, not later than nine (9) months prior to a New Anniversary Date. Pursuant to the terms of the 2015 Employment Agreement, Mr. Kathwari will continue to receive the current base salary of $1,150,050 per year throughout the term of the 2015 Employment Agreement.

Under the terms of the 2015 Employment Agreement, Mr. Kathwari will be entitled to an annual incentive bonus based upon the Company's Adjusted Operating Income, as defined herein. For purposes of computing Mr. Kathwari's annual incentive bonus, the Adjusted Operating Income for each fiscal year is defined as the consolidated operating income of the Company as set forth in the Company's audited consolidated financial statement as of June 30th of each fiscal year as adjusted by adding thereto the charges, expenses or accruals, if any, charged against such operating income for (1) non-recurring, extraordinary or unusual events, (2) annual bonuses, both incentive and discretionary, to officers and managers, including the annual incentive bonus, (3) share-based compensation expense recognized in accordance with ASC 718, or otherwise, including in respect of the issuance to the Company's executives, managers, employees, dealers and other business associates of capital stock of the Company, or the issuance or exercise to or by such persons of options, warrants or other rights to acquire capital stock of the Company, stock appreciation rights of the Company or similar equity equivalents, including in respect of restricted stock awards, performance-based stock awards and stock options contemplated by the 2015 Employment Agreement and prior employment agreements between the Company and Mr. Kathwari, and (4) any increased depreciation, amortization or other charges resulting from purchase accounting adjustments by virtue of acquisitions or business combinations by the Company, Ethan Allen Global, Inc. or any affiliate of the Company (provided, however, that no such adjustments will be made under this clause (4) with respect to acquisitions occurring prior to the effective date of the 2015 Employment Agreement).

For purposes of Mr. Kathwari's annual incentive bonus for each fiscal year, the Compensation Committee of the Board of Directors, subject to review and ratification by the Board of Directors, will set and establish the target and goal (the "AIB Annual Target") for Adjusted Operating Income for such fiscal year within 90 days following the commencement of that fiscal year, provided, that if the Compensation Committee, subject to review and ratification of the Board of Directors, does not set and establish the AIB Annual Target for any fiscal year for any reason or no reason, then the AIB Annual Target for that fiscal year will automatically be set and established as a five percent (5%) increase and improvement in Adjusted Operating Income as compared to the actual Adjusted Operating Income for the immediately preceding fiscal year. Mr. Kathwari's annual incentive bonus for a given fiscal year will be determined by reference to the achievement of the Company of its Adjusted Operating Income for that fiscal year measured against the AIB Annual Target for that fiscal year as follows:

Annual Incentive Bonus Payout

Adjusted Operating Income Achievement Level	Performance (as Percentage of AIB Annual Target)		Payout (as Percentage of Base Salary)	Annual Incentive Bonus Amount
Minimum Threshold	80-85%		33%	$375,000
AIB Annual Target	100%		65%	$750,000
Maximum	120-130%		148% (i.e., above target bonus)	$1,700,000

Mr. Kathwari will only be entitled to receive the annual incentive bonus with respect to a fiscal year if and to the extent the Adjusted Operating Income performance targets and goals are achieved. For the avoidance of doubt, Mr. Kathwari shall not be entitled to earn or receive an annual incentive bonus for a fiscal year where the actual Adjusted Operating Income Achievement Level is less than 80% of the AIB Annual Target for such fiscal year (but the failure to earn and receive an annual incentive bonus for any fiscal year will not affect the right to receive an annual incentive bonus earned for a subsequent fiscal year).

If the Adjusted Operating Income for a fiscal year is between the Minimum Threshold and the AIB Annual Target, or the AIB Annual Target and the Maximum, the specific amount of the annual incentive bonus for that fiscal year will be linearly interpolated on a straight line basis based on actual performance (as a percentage of the AIB Annual Target), interpolated linearly either between the Minimum Threshold and the AIB Annual Target or between the AIB Annual Target and the Maximum, respectively, and then utilizing that same percentile for the determination of the annual incentive bonus, interpolated linearly either between the Minimum Threshold and the AIB Annual Target or between the AIB Annual Target and the Maximum, respectively.

If the Company effects a major acquisition which acquisition constitutes a change of ownership or control of the Company within the meaning of Treas. Reg. Section 1.162-27(e)(2)(v) during any fiscal year, Mr. Kathwari and the Company shall negotiate in good faith an appropriate revision to the threshold amount to implement the purpose of the annual incentive bonus such that the annual incentive bonus may be payable even if the threshold amount is not achieved with respect to such fiscal year.

Mr. Kathwari's right to receive (or retain) any annual incentive bonus will be subject to "clawback" or similar obligations set forth in Company policies duly approved by the Board of Directors and required by applicable laws and regulations (including by any securities exchange) from time to time and applicable to the Company and Mr. Kathwari.

Performance-Based Restricted Stock Units

Under the terms of the 2015 Employment Agreement, Mr. Kathwari will also be entitled to performance-based restricted stock units ("Performance Units") providing a contingent right to receive shares of the Company's common stock, , par value $.01 per share ("Common Stock"), conditioned upon the Company's achievement of certain performance targets and goals, and subject to the terms of the 2015 Employment Agreement and a separate performance–based stock unit agreement (the “Performance-Based Stock Unit Agreement”) to be executed by Mr. Kathwari and the Company.

Each fiscal year during the term of Mr. Kathwari's employment under the 2015 Employment Agreement, Mr. Kathwari shall be granted Performance Units entitling Mr. Kathwari to earn 0 to 81,250 shares of the Common Stock, with each such grant to be made within ninety (90) days of the beginning of each fiscal year and earning of such shares of Common Stock to be contingent upon the performance of the Company in accordance with the 2015 Employment Agreement and the applicable performance–based stock unit agreement, such that Performance Units in relation to up to 406,250 shares of Common Stock could be earned during the full term of Mr. Kathwari's employment under the 2015 Employment Agreement.

The number of shares of Common Stock issuable in respect of each Performance Unit as of the date of the 2015 Employment Agreement is one share and the aggregate number of shares of Common Stock issuable with respect to a grant of Performance Units under the 2015 Employment Agreement for any fiscal year is specified as of the date of the 2015 Employment Agreement. Such number or numbers of shares shall be adjusted for stock splits, stock dividends, reclassifications, recapitalizations and similar events in respect of the Common Stock occurring after the date of the 2015 Employment Agreement.

For purposes of the Performance Units to be granted for each fiscal year, the Compensation Committee, subject to review and ratification by the Board of Directors, will set and establish the target and goal (the "PSU Annual Target") for Adjusted Operating Income Per Share (as defined below) for such fiscal year and for each of the two immediately following fiscal years (for a total of three fiscal years) within 90 days following the commencement of that initial fiscal year, provided, that if the Compensation Committee, subject to review and ratification of the Board of Directors, does not establish the PSU Annual Target for any of such fiscal years for any reason or no reason, the PSU Annual Target will automatically be established for each such fiscal year as a five percent (5%) increase and improvement in actual Adjusted Operating Income Per Share as compared to the Adjusted Operating Income Per Share for the immediately preceding year (assuming no change in the number of outstanding shares of Common Stock on a diluted weighted average common share basis as set forth in the Company's audited consolidated financial statements). If there has been a change in such number, the PSU Annual Target and such Actual Adjusted Operating Income Per Share will be correspondingly adjusted by the Compensation Committee. Pursuant to the 2015 Employment Agreement, "Adjusted Operating Income Per Share" means the Adjusted Operating Income divided by the number of outstanding shares of the Company’s Common Stock on a diluted weighted average common share basis as reflected in the Company's audited consolidated financial statements.

For each grant of Performance Units, the amount of the grant that will be earned and paid will be determined by reference to the achievement of the Company of the PSU Annual Target for each of the two initial fiscal years (on a cumulative basis) and the three fiscal years (on a cumulative basis) applicable to such grant.

Performance Units Earned

Adjusted Operating Income Per Share Achievement Level	Performance as Percentage of Cumulative PSU Annual Target for Applicable Two or Three Year Period		Percentage of Units Earned (Per Grant)	Number of Earned Units (Per Grant)
Threshold	80-85%		50%	32,500
Target	100%		100%	65,000
Maximum	115-120%		125% (i.e., more than target award)	81,250

Performance Units for each grant may be earned over either a two fiscal year or three fiscal year period. Accordingly, if Performance Units with respect to a grant are earned in the first two fiscal years in relation to such grant, then those Performance Units shall be paid. If all of the Performance Units with respect to a grant are earned during such two fiscal years, then no additional Performance Units in relation to that grant shall be earned in the third fiscal year. If less than all of the Performance Units with respect to a grant are earned in the first two fiscal years in relation to that grant (due to shortfalls or otherwise), then any unearned Performance Units in relation to such grant shall be earned in the third fiscal year in relation to that grant to the extent that the number of Performance Units earned during the three fiscal years in relation to such grant exceeds the number of Performance Units earned in relation to such two fiscal years. For illustrative purposes only, if as a result of the Company's cumulative performance for the first two fiscal years, Mr. Kathwari would earn 65,000 Performance Units (each of which would represent one share of Common Stock (unless adjusted pursuant to the 2015 Employment Agreement, the applicable performance-based stock unit agreement and the Option Plan) and would be paid by issuance of such Common Stock after such results are certified by the Compensation Committee) and, as a result of the Company's cumulative performance for the first three fiscal years, Mr. Kathwari would earn 70,000 Performance Units, then Mr. Kathwari would earn an additional 5,000 Performance Units for fiscal year three (which would be similarly paid).

If the Adjusted Operating Income Per Share for an applicable two or three fiscal year period is between the Minimum Threshold and the PSU Annual Target, or the PSU Annual Target and the Maximum, the specific amount of the Performance Units earned in relation to a grant for that period will be linearly interpolated on a straight-line basis based on actual performance (as a percentage of PSU Annual Target), interpolated linearly either between the Minimum Threshold and the PSU Annual Target or between the PSU Annual Target and the Maximum, respectively, and then utilizing that same percentile for the determination of the number of Performance Units earned, interpolated linearly either between the Minimum Threshold and the PSU Annual Target or between the PSU Annual Target and the Maximum, respectively.

If the Company effects a major acquisition which constitutes a change of ownership or control of the Company within the meaning of Treas. Reg. Section 1.162-27(e)(2)(v) during any fiscal year, Mr. Kathwari and the Company shall negotiate in good faith an appropriate revision to the threshold amounts set forth above to implement the purpose of the Performance Units such that the Performance Units may be payable even if the threshold amounts are not achieved with respect to such fiscal year.

Mr. Kathwari’s right to receive (or retain) any Performance Units or benefits for Performance Units is conditional upon the achievement of the PSU Annual Targets.

Moreover, Mr. Kathwari's right to receive (or retain) any Performance Units or benefits of the Performance Units will be subject to "clawback" or similar obligations set forth in Company's policies duly approved by the Board and required by applicable laws and regulations (including by any securities exchange) from time to time and applicable to the Company and Mr. Kathwari, and furthermore, will be subject to retention and restriction on sale, hedging, transfer or similar obligations in relation to Company executives set forth in Company policies duly approved by the Board.

In the event Mr. Kathwari’s employment with the Company is terminated by reason of death or disability, he (or his estate) will receive salary continuation for twelve (12) months, an annual incentive bonus in respect of the full fiscal year in which the date of termination occurs, accelerated vesting of all restricted stock and options awarded and granted under the 2015 Employment Agreement, deferred compensation, life and disability insurance premiums, expense reimbursement and such other and customary benefits as the Company provides to its employees.

If Mr. Kathwari’s employment is terminated by the Company without “cause”, or by Mr. Kathwari “for good reason” he will receive salary continuation for twenty-four (24) months and a severance payment not to exceed $2 million dollars, one additional year of vesting, for all outstanding stock options or restricted stock awards granted pursuant to the 2015 Employment Agreement, life and disability insurance premiums, and health and welfare benefits. Mr. Kathwari will also be subject to a twenty-four (24) month “non-compete” restrictive covenant.

If Mr. Kathwari’s employment is terminated as a result of a change in control, he will receive salary continuation for twenty-four (24) months plus a severance payment not to exceed $2 million dollars, immediate vesting of all outstanding stock options or restricted stock awards granted pursuant to the 2015 Employment Agreement, life and disability premiums, and health and welfare benefits. Mr. Kathwari will also be subject to a twenty-four (24) month “non compete” restrictive covenant granted by Mr. Kathwari for the benefit of the Company. If the payments described in this paragraph would constitute a “parachute payment” under Section 280G of the Internal Revenue Code (the “Code”) and subject Mr. Kathwari to an excise tax under Section 4999 of the Code, the payments will be reduced to the extent necessary such that Mr. Kathwari will not be subject to an excise tax. However, such payments will not be reduced if, without the reduction, Mr. Kathwari would be entitled to receive and retain, on a net after-tax basis, a greater amount than he would be entitled to receive and retain after such reduction.

If Mr. Kathwari’s employment is terminated for “cause”, Mr. Kathwari will receive, in addition to payment of all compensation due or unreimbursed expenses as of the date of termination, deferred compensation in accordance with the terms of the applicable arrangement, as well as payment of life and disability insurance premiums and such other and customary benefits as the Company provides to its employees.

If Mr. Kathwari’s employment is terminated as a result of retirement by Mr. Kathwari, he will receive his salary to the date of termination plus a prorated annual incentive bonus in respect of the fiscal year in which the date of termination occurs. There is no accelerated vesting of any restricted stock or options and any unvested equity awards will be forfeited. He will receive deferred compensation in accordance with the terms of the applicable arrangement, as well as payment of life and disability insurance premiums, health and welfare benefits, and such other and customary benefits as the Company provides for its employees.

The foregoing description of the Employment Agreement and the Performance-Based Stock Unit Agreement are qualified in their entirety by reference to such agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Form 8-K, and are incorporated herein by reference.

Adoption of Compensation and Benefit Plans

On September 29, 2015, the Company’s Compensation Committee approved and the independent members of the Company Board of Directors ratified, a Change in Control Severance Plan (CIC Severance Plan). The CIC Severance Plan provides severance pay to key executives of the Company, other than the Chief Executive Officer, in the event the executive's employment is involuntarily terminated without “cause,” or executive voluntarily terminates his/her employment for “good reason” within two years after a “change in control” of the Company, or is terminated in anticipation of a “change in control” of the Company. The CIC Severance Plan provides assurances that the Company will have the continued dedication of, and the availability of objective advice and counsel from, key executives of the Company notwithstanding the possibility, threat or occurrence of a change in control, and promotes the retention and continuity of certain key executives of the Company.

Following is a summary of several key terms of the CIC Severance Plan:

●

“change in control” means the first to occur of: (1) the acquisition of 50% or more of the Company’s then-outstanding shares of common stock or the combined voting power of the Company’s then-outstanding voting securities; (2) the Company’s incumbent directors cease to constitute at least a majority of the board of directors of the Company, except in connection with the election of directors approved by a vote of at least a majority of the directors then comprising the incumbent Board of Directors of the Company; (3) consummation of the Company’s sale in a merger or similar transaction, or sale or other disposition of all or substantially all of the Company’s assets; or (4) approval by the Company’s shareholders of the Company’s complete liquidation or dissolution.

●

“cause” means (1) the participant’s material misappropriation of the Company’s funds or property; (2) the participant’s unreasonable and persistent neglect or refusal to perform his or her duties which is not remedied in a reasonable period of time following notice from the Company; (3) conviction of the participant of a securities law violation; or (4) a finding by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission that the participant has violated any Federal or State securities law or pleading of nolo contendere, or conviction of a felony or pleading of nolo contendere to a felony.

●

“good reason” means the occurrence after a change in control of any of the following without the participant’s express written consent, unless fully corrected prior to the date of termination: (1) the material diminution of the participant’s duties, authorities or responsibilities from those in effect immediately prior to the change in control; (2) a material reduction in the participant’s base salary or target bonus opportunity as in effect on the date immediately prior to the change in control; (3) the relocation of the participant’s office from the location at which the participant is principally employed immediately prior to the date of the change in control to a location 35 or more miles farther from the participant’s residence immediately prior to the change in control; (4) the failure by the Company to pay any material compensation or benefits due to the participant; (5) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the CIC Severance Plan; or (6) any purported termination of the participant’s employment that is not effected pursuant to a notice of termination satisfying the requirements of the CIC Severance Plan.

If triggered upon a qualifying termination of employment, the participant is entitled to receive a lump sum amount equal to the sum of (1) any unpaid base salary or bonus (to the extent the Participant was eligible for such bonus) through the date of termination; and (2) a prorated annual incentive bonus for the portion of the fiscal year elapsed prior to the termination date in an amount equal to the average annual incentive bonus the participant earned with respect to three fiscal years immediately prior to the fiscal year in which the termination date occurs prorated for the portion of the fiscal year elapsed prior to the termination date. Additionally, participants are paid a lump sum cash severance payment equal to one times the sum of (1) the participant’s annual base salary at the highest rate of salary during the 12-month period immediately prior to the termination date or, if higher, during the 12 month period immediately prior to the change in control (in each case, as determined without regard for any reduction for deferred compensation, 401(k) plan contributions and similar items), and (2) the higher of (A) the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the change in control occurs; and (B) the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the termination occurs.

Whether the Company sets any assets aside for the purposes of the CIC Incentive Plan, such assets shall at all times prior to payment to a participant be subject to the claims of the Company's creditors.

Benefits are subject to the participant executing a release and agreeing to certain restrictive covenants.

As of October 1, 2015, named executive officers participating under the CIC incentive plan and benefits payable under the CIC Incentive Plan in the event of a change in control were Daniel M. Grow ($356,667), Eric D. Koster ($385,000), Tracy C. Paccione ($403,333) and Corey Whitely ($616,667). A copy of the CIC incentive plan is filed as Exhibit 10.3 to this Form 8-K, and is incorporated herein by reference.

Item 8.01       Other Events.

On October 1, 2015, the Company issued a press release announcing that the Company will open a new Design Center in the Levis Commons shopping center in Toledo, OH on October 2, 2015. A copy of the press release is attached hereto as Exhibit 99.2 and hereby incorporated by reference.

Additional Information and Where to Find It

the company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the company's stockholders in respect of the 2015 Annual Meeting. THE COMPANY plans to file with the U.S. Securities and Exchange Commission a definitive proxy statement and an accompanying proxy card in connection with the 2015 Annual Meeting (the “2015 Proxy Materials”). The 2015 Proxy Materials will contain important information about the company, its directors and executive officers, the 2015 Annual Meeting and related matters. Stockholders are strongly urged to read the 2015 Proxy Materials, any amendments and supplements thereto, and the accompanying proxy card carefully when they are available. Stockholders will be able to obtain free copies of the 2015 Proxy Materials and other documents filed with the SEC by THE COMPANY through the web site maintained by the SEC at www.sec.gov and on THE COMPANY’s web site at http://www.ethanallen.com/en_US/investor-relations1.html. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2015 Proxy Materials.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

See Index to Exhibits attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.
Date: October 1, 2015	By:	/s/ Corey Whitely

Corey Whitely

Executive Vice President, Administration, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement between the Company and M. Farooq Kathwari dated October 1, 2015
10.2	Form of Performance-Based Stock Unit Agreement
10.3	Change in Control Severance Plan
99.1	Press release dated October 1, 2015 announcing Director changes
99.2	Press release dated October 1, 2015 announcing new Design Center opening